                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Focus Series, Broadband Portfolio 2000 Series B, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-30864 of our report dated March 16, 2000, relating to the Statement of Condition of Equity Investor Fund, Focus Series, Broadband Portfolio 2000 Series B, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
March 16, 2000